CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Value VCT Portfolio and Pioneer America Income VCT Portfolio and Prospectus for Class II shares of Pioneer Fund VCT Portfolio and Class I and Class II Shares of Pioneer Bond VCT Portfolio ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated February 9, 2007, on each of the financial statements and financial highlights for those Portfolios as of December 31, 2006, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of Pioneer Variable Contracts Trust. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 5.1(f)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in Pioneer Variable Contracts Trust's Class I and Class II Shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on April 27, 2007 in Post-Effective Amendment No. 42 (File No. 033-84546), and is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Pioneer Variable Contracts Trust. We further consent to the incorporation by reference of our reports, dated December 31, 2006, on each of the financial statements and financial highlights of Pioneer Value VCT Portfolio, Pioneer America Income VCT Portfolio, Pioneer Fund VCT Portfolio and Pioneer Bond Fund VCT Portfolio, included in the Annual Reports to Shareholders for the year ended December 31, 2006, in the Statement of Additional Information that is incorporated by reference in this Registration Statement on Form N-14 of Pioneer Variable Contracts Trust.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 11, 2007